UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): October 2, 2006

Sona Mobile Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12817	95-3087593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Third Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number including area code:	(212) 918-0584

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 29, 2006 the Compensation and Nominating Committee of the Board of Directors (the “Compensation Committee”) of Sona Mobile Holdings Corp. (the “Company”) approved an amendment to the Company’s compensation plan for directors. Pursuant to the existing plan, each non-employee director was to receive an option to purchase 5,000 shares of common stock as part of the annual directors’ fee. Under the amended plan, that option has been replaced with an option to purchase shares of common stock of the Company with a value equal to approximately $40,000, with the number of shares determined by the Compensation Committee on the date of the grant based upon the trading price of the Company’s common stock on that date. The option will vest in equally quarterly installments and will be exercisable for a period of ten years from the date of grant or within two years after the director ceases to serve as a director of the Company, whichever is earlier. Pursuant to the amended plan, on October 24, 2006, the Compensation Committee of the Board of Directors granted to each of the Company’s non-employee directors options to purchase 75,000 shares of common stock of the Company at an exercise price equal to the fair market value of the Company’s common stock on the grant date.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sona Mobile Holdings Corp. (Registrant)

Date: October 30, 2006	By:	/s/ Stephen Fellows
Name: Stephen Fellows Title: Chief Financial Officer

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